Calculation of Filing Fee Tables
S-3
INTEL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.001 per share	415(a)(6)	433,323,000		$ 10,360,752,930.00			S-3	333-269522	02/02/2023	$ 1,586,231.27
Carry Forward Securities	2	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of the Warrant	415(a)(6)	240,516,150		$ 5,750,741,146.50			S-3	333-269522	02/02/2023	$ 880,438.47
Carry Forward Securities	3	Other	Warrant	415(a)(6)	240,516,150		$ 0.00			S-3	333-269522	02/02/2023	$ 0.00
			Total Offering Amounts:				$ 16,111,494,076.50		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this prospectus supplement only consist of (i) 433,323,000 shares of common stock, par value $0.001 per share, (ii) 240,516,150 shares of common stock, par value $0.001 per share, issuable upon exercise of the Warrant, and (iii) the Warrant to purchase 240,516,150 shares of common stock, par value $0.001 per share, which have been previously registered under a prospectus supplement dated September 5, 2025 and prospectus dated February 2, 2023 accompanying a Registration Statement on Form S-3 (File No. 333-269522). (b) In connection with the registration of such common stock and such Warrant, a registration fee of $2,466,669 was paid, which will continue to be applied to such securities, which were not sold under the previous registration statement. Accordingly, there is no additional registration fee due in connection with the filing of this prospectus supplement. (c) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

[2]	See offering note 1.

[3]	The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the Warrant being registered. Pursuant to Rule 457(g), no additional fee is payable for the Warrant. See also offering note 1 (a) and (b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A